UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2011

Aegerion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 500-7867

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Directors or Certain Officers

On December 14, 2011, the Board of Directors of Aegerion Pharmaceuticals, Inc. (the “Company”) accepted the resignation of Alison Kiley from the Board of Directors, effective January 1, 2012. Ms. Kiley has no disagreement with the Company on any matter relating to the Company’s operations, policies or practices. At the time of her resignation, Ms. Kiley served on the Company’s Compensation Committee.

Item 5.02(d) Election of Directors

On December 14, 2011, the Company’s Board of Directors appointed Sandford Smith to serve on the Board of Directors of the Company and the Company’s Audit Committee, effective January 1, 2012. Mr. Smith will serve as a Class II director subject to re-election at the Company’s Annual Meeting of Stockholders to be held in 2012. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Under the terms of the Company’s Non-Employee Director Compensation Policy, Mr. Smith is eligible to receive an option to purchase a number of shares of Company common stock equal to one-tenth of one percent (0.1%) of the Company’s total number of shares of common stock on a fully diluted basis as of the effective date of his appointment. Mr. Smith will also be eligible to receive additional options to purchase a number of shares of the Company’s common stock equal to one-twentieth of one percent (.05%) of the Company’s total number of shares of common stock on a fully diluted basis as of the date of the grant, such award to be made immediately after each annual meeting of the Company’s stockholders starting with the 2012 annual meeting. These option awards will have an exercise price equal to the fair market value of the common stock on the date of the grant, as determined by the Board of Directors or the Compensation Committee, and the award will vest in three equal yearly installments starting upon the first anniversary of the grant date. Assuming the option awards are accepted, the vesting of any unvested options shall fully accelerate upon the death, disability or retirement of Mr. Smith or upon a Sale Event (as defined in the Company’s 2010 Stock Option and Incentive Plan). Mr. Smith shall have up to one year following cessation of service as a member of the Company’s Board of Directors to exercise the options (to the extent vested at the date of such cessation), provided that he has not been removed for cause. In connection with his service as a director, Mr. Smith will also be eligible to receive fees of $2,000 per board meeting attended in person, $1,000 per board meeting attended telephonically, and $1,000 per Audit Committee meeting attended either telephonically or in person.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press Release issued by the Registrant on December 20, 2011, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2011

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Mark J. Fitzpatrick
Mark J. Fitzpatrick
Chief Financial Officer